Exhibit 99.2

WEBCAST ALERT: ULTRA PETROLEUM CORP. ANNOUNCES ITS SECOND QUARTER
EARNINGS CONFERENCE CALL WEBCAST

HOUSTON, July 11 /PRNewswire-FirstCall/ -- In conjunction with Ultra Petroleum Corp.'s (Amex: UPL) Second Quarter Earnings Conference Call, you are invited to listen to its webcast that will be broadcast live over the Internet on July 27, 2005 at 10:00 AM Central.


     What:     Ultra Petroleum Corp.'s Second Quarter Earnings Conference Call
               Webcast

     When:     July 27, 2005 at 10:00 AM Central

     Where:    http://www.ultrapetroleum.com

     How: Live over the Internet -- Simply log on to the web at the address above

     Contact:  David Russell at 281-876-0120 x 302

If you are unable to participate during the live webcast, the call will be archived at http://www.ultrapetroleum.com . To access the replay, click on the home page.

Ultra Petroleum is an independent, exploration and production company focused on developing its long life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra is listed on the American Stock Exchange under the ticker "UPL" with 153,164,036 shares outstanding as of the date of this release.